UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Capital Automotive REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	54-1870224
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

8270 Greensboro Drive, Suite 950 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:	333-106445
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7 1/2% Series A Cumulative Redeemable Preferred Shares	Nasdaq National Market

Item 1.      Description of Registrant’s Securities to be Registered

     The material set forth in the section captioned “Description of Shares of Beneficial Interest” in the Prospectus contained in the Registration Statement of Capital Automotive REIT (the “Company”) on Form S-3 (Registration No. 333-106445) declared effective by the Securities and Exchange Commission on July 3, 2003, and the section captioned “Description of Series A Preferred Shares” in the Company’s Prospectus Supplement dated November 24, 2003 filed pursuant to Rule 424(b), is incorporated by reference herein.

Item 2.     Exhibits

     The following exhibits are filed as part of this Registration Statement on Form 8-A:

1.	Amended and Restated Declaration of Trust, as amended, of the Company (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q dated August 12, 2003, and incorporated herein by reference).

2.	Articles Supplementary to Amended and Restated Declaration of Trust, as amended, of the Company, dated December 9, 2003 (filed herewith).

3.	Second Amended and Restated Bylaws, as amended, of the Company (filed herewith).

4.	Form of Certificate for 7 1/2% Series A Cumulative Redeemable Preferred Shares, par value $.01 per share, of the Company (filed herewith).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL AUTOMOTIVE REIT

By:	/s/ Thomas D. Eckert

Name:	Thomas D. Eckert
Title:	President and Chief Executive Officer

December 10, 2003

EXHIBIT INDEX

Exhibit
Number	Description
1.	Amended and Restated Declaration of Trust, as amended, of the Company (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q dated August 12, 2003, and incorporated herein by reference)

2.	Articles Supplementary to Amended and Restated Declaration of Trust, as amended, of the Company, dated December 9, 2003 (filed herewith)

3.	Second Amended and Restated Bylaws, as amended, of the Company (filed herewith)

4.	Form of Certificate for 7 1/2% Series A Cumulative Redeemable Preferred Shares, par value $.01 per share, of the Company (filed herewith)